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                                                                   Exhibit 10(e)

                    FIFTH AMENDMENT TO TRUST AGREEMENT NO. 5
                    ----------------------------------------


          WHEREAS, Cleveland-Cliffs Inc ("Cleveland-Cliffs") and AmeriTrust Company National Association entered into Trust Agreement No. 5, formally known as Trust Agreement, (the "Agreement") effective October 28, 1987, which Agreement was amended on four previous occasions;

          WHEREAS, Key Trust Company of Ohio, N.A. (the "Trustee") is the successor in interest to Society National Bank, which was the successor in interest to AmeriTrust Company National Association; and

          WHEREAS, Cleveland-Cliffs and the Trustee desire to amend the Agreement;

          NOW, THEREFORE, effective June 1, 1997, Cleveland-Cliffs and the Trustee hereby amend the Agreement to provide as follows:

          1. The third sentence of Section 1(b) of the Agreement is hereby amended to read as follows:

          "The term "Change of Control" shall mean the occurrence of any of the following events:

                    (i) Cleveland-Cliffs shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the





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          former shareholders of Cleveland-Cliffs as the same have existed immediately prior to such merger or consolidation;

                    (ii) Cleveland-Cliffs shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such sale or transfer;

                    (iii) A person, within the meaning of Section 3(a)(9) or of
          Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly or indirectly); or

                    (iv) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease,

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          for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs or each director first elected during any such period was approved by a vote of at least one-third of the directors of Cleveland-Cliffs who are directors of the Company on the date of the beginning of any such period."

          2. Section 8(b) of the Agreement shall be amended to read as follows:
          "(b) The Trustee may vote any stock (other than Common Shares of Cleveland-Cliffs for which it receives instructions as provided in
          Section 8(j) below) or other securities and exercise any right pertinent to any such stock, other securities or other property it holds, either in person or by general or limited proxy, power of attorney or other instrument."

          3. A new subsection (j) shall be added to Section 8 of the Agreement to read as follows:

          "(j) Each Executive who has full or partial Common Shares of Cleveland-Cliffs allocated to his account on any record date for a meeting of shareholders of Cleveland-Cliffs may exercise all voting rights (including dissenter's rights) in connection with such

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          meeting, and shall have the right to direct the Trustee as to the manner in which such Common Shares are to be voted with respect to all matters to be presented at such meeting. Before a meeting, the Trustee shall cause to be sent to each Executive who has Common Shares allocated to his account on the record date for such meeting a copy of the proxy solicitation material therefore and such other information as the Trustee deems necessary or appropriate, together with a form requesting confidential directions from the Executive on how to vote the Common Shares allocated to his account with respect to the matters to be presented at the meeting. Upon timely receipt of such form properly completed from an Executive, the Trustee shall vote the Common Shares (or, as applicable, exercise any dissenter's rights) as directed. In the event that the Trustee determines that any such directions with respect to any Commons Shares are not proper, or are not in accordance with the terms of this Agreement, or in the event that the Trustee does not receive timely voting directions with respect to any Common Shares held in the Trust, and with respect to any Common Shares that are not allocated to any

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          account under this Agreement, the Trustee shall vote such Common
          Shares (or, as applicable, exercise any dissenter's rights) in a manner that the Trustee determines to be prudent.

               The Trustee shall have such powers and authority as are necessary to discharge its duties and responsibilities as described in this
          Section 8(j). The Trustee shall exercise such powers in its sole discretion.

               Fees and expenses of the Trustee or others in connection with the exercise of any dissenter's rights will be charged against the account or accounts with respect to which such rights are exercised. If the Trustee determines that the account or accounts of any Executive directing the exercise of any dissenter's rights is or are insufficient to cover the fees and expenses the Trustee reasonably estimates will be incurred in connection with such exercise, the Trustee shall so inform each such Executive and the Trustee will not be required to take and will be held harmless for not taking any action with respect to the direction to exercise dissenter's rights unless and until the Executive wishing to exercise such rights provides the Trustee with surety and/or an

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          indemnification satisfactory to the Trustee and sufficient to cover all costs, expenses and fees associated with such exercise."

          IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have executed this Fifth Amendment at Cleveland, Ohio, this 23rd day of May, 1997.


                                     CLEVELAND-CLIFFS INC



                                     By: /s/ R.F. Novak
                                        ----------------------------
                                       Title: V.P. - H.R.
                                             -----------------------

                                     KEYTRUST COMPANY OF OHIO, N.A.,


                                     By: /s/ Kelley Clark
                                        ----------------------------
                                       Title: VP
                                             -----------------------
                                     and

                                     By: /s/ J.A. Radazzo
                                        ----------------------------
                                       Title: VP
                                             -----------------------




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